Exhibit 10.3

(Form of)

RESTRICTED STOCK AGREEMENT

AGREEMENT dated as of                        between SEALED AIR CORPORATION, a Delaware corporation (the “Corporation”), and                         (the “Employee”).

The Employee is now in the employ of the Corporation or one of its Subsidiaries and has been selected by the Organization and Compensation Committee (the “Committee”) of the Board of Directors of the Corporation as an employee who is in a position to make a significant contribution to the growth and success of the Corporation.  Pursuant to the 2005 Contingent Stock Plan of Sealed Air Corporation, the Corporation desires to provide an incentive to the Employee that will permit him or her to share directly in the growth of the Corporation and to further identify his or her interests with those of the stockholders of the Corporation.

NOW, THEREFORE, the Corporation and the Employee mutually agree as follows:

Section 1.  Grant of Restricted Stock

Subject to the terms, conditions and restrictions set forth elsewhere in this Agreement, the Corporation hereby grants to the Employee all rights, title and interest in the record and beneficial ownership of ** shares (the “Restricted Stock”) of the $0.10 par value Common Stock of the Corporation (“Common Stock”).  The Restricted Stock is granted under the 2005 Contingent Stock Plan of Sealed Air Corporation (as amended and in effect from time to time, the “Plan”) and is subject to the provisions of the Plan, which is made a part of this Agreement, as well as to the provisions of this Agreement.  All capitalized terms have the meanings set forth in the Plan unless otherwise specifically provided in this Agreement.

Section 2.  Period of Restriction and Forfeiture of Restricted Stock

                The Period of Restriction applicable to the Restricted Stock granted under this Agreement begins on the date of this Agreement and ends on the third anniversary of that date, except that the Period of Restriction shall end earlier upon termination of employment following a Change in Control in the circumstances described in Section 7 (iii) of the Plan.  During the Period of Restriction, the Restricted Stock granted under this Agreement shall be forfeited to the Corporation on the Date of Termination of the Employee with the Corporation or any of its Subsidiaries other than as a result of the Employee’s death or Disability.  No later than 90 days following the Date of Termination, the Committee may determine not to seek forfeiture of all or part of the shares of Restricted Stock and to permit the shares of Restricted Stock to be paid immediately (in whole or in part) or to continue to vest during the remainder of the original Period of Restriction subject to satisfaction of conditions specified by the Committee.  Until the end of the Period of Restriction or the earlier occurrence of the Employee’s death or Disability, neither the shares of Restricted Stock nor any interest in such shares shall be sold, transferred, pledged or encumbered.

Section 3.  Effect of Forfeiture

                With respect to all shares of Restricted Stock that are forfeited, the Employee shall have no further rights as a stockholder from and after the date of forfeiture.  The Employee agrees that forfeited shares of Restricted Stock shall be deemed canceled and returned to the treasury of the Corporation and that the Employee will have no further incidents of ownership, including no right to receive dividends or other distributions with respect to forfeited shares.

Section 4.  Custody of Restricted Stock

                Certificates representing the shares of Restricted Stock granted under this Agreement shall be held by the Corporation until the end of the Period of Restriction or the earlier occurrence of the Employee’s death or Disability.  At the end of the Period of Restriction or at the earlier occurrence of the Employee’s death or Disability, provided that the Restricted Stock has not been forfeited previously, the Corporation shall issue and deliver to the Employee (or to the Employee’s estate, in the event of the Employee’s death) either a certificate or certificates or a statement in book entry form representing the shares of Restricted Stock to be paid under this Agreement and free of the restrictive legend and stop-transfer instructions described in Section 5.

Section 5.  Legend on Stock Certificates

                Every certificate of Common Stock issued pursuant to this Agreement shall, so long as the restrictions described in Section 2 remain in effect, bear a legend in substantially the following form:

This certificate and the shares represented hereby are held subject to the terms of the 2005 Contingent Stock Plan of Sealed Air Corporation which Plan provides that the shares issued pursuant thereto are subject to forfeiture to Sealed Air Corporation during a Period of Restriction and that neither such shares nor any interest therein may be sold, transferred, pledged or encumbered until the end of the Period of Restriction.  If forfeiture occurs, the holder of the shares represented by this certificate will have no further rights with respect to such shares and this certificate will be deemed void.  A copy of the 2005 Contingent Stock Plan is available for inspection at the executive offices of Sealed Air Corporation.

and shall have in effect a stop-transfer order with respect thereto.

Section 6.  Ownership Rights

                Subject to the restrictions set forth in this Agreement and subject to Sections 9 and 10, during the Period of Restriction the Employee is entitled to all voting and ownership rights applicable to the Restricted Stock, including the right to receive any cash dividends that may be paid on the Restricted Stock.

Section 7.  Securities and Other Regulations

                The Corporation shall not be required to deliver any shares of Common Stock, to remove restrictive legends or stop-transfer orders following the end of the Period of Restriction or to take any other action until the requirements of any federal, state or foreign securities law, rules or regulations or other applicable laws or rules (including the rules of any securities exchange) as may be determined by the Corporation to be applicable are satisfied.

Section 8.  Registration of Shares

                The Corporation shall be under no obligation to register any shares of Common Stock issued or to be issued under this Agreement under the Securities Act of 1933.

Section 9.  No Rights in Common Stock

                The Employee shall not have any interest in or be entitled to any voting rights or dividends or other rights or privileges of stockholders of the Corporation with respect to any shares of Common Stock to be issued pursuant to this Agreement until such shares of Common Stock are actually issued to the Employee and then only from the date the Employee becomes the record owner thereof.

Section 10.  Adjustments

                In the event of changes in corporate capitalization, such as a stock dividend, split-up, combination of shares, or reclassification, or a corporate transaction, such as a merger, consolidation, separation, including a spin-off, or other distribution of stock or property of the Corporation, any reorganization, or any partial or complete liquidation of the Corporation after the date of this Agreement:  (a) appropriate adjustments shall be made by the Committee as to the number and class of shares that may be issued under the Plan and in the number and class of and/or price of shares subject to outstanding grants made under the Plan, including the Restricted Stock covered by this Agreement, as may be determined to be appropriate and equitable by the Committee, in its sole discretion, to prevent dilution or enlargement of rights, and (b) the restrictions described in Section 2 and the requirement of a legend on stock certificates as described in Section 5 shall apply to any securities issued in connection with any such change in respect of the Restricted Stock issued under this Agreement.

Section 11.  Action by Corporation

                Neither the existence of this Agreement nor the issuance of Restricted Stock under this Agreement shall impair the right of the Corporation or its stockholders to make or effect any of the adjustments, recapitalizations or other changes in the Common Stock referred to in Section 10, any change in the Corporation’s business, any issuance of debt obligations or stock by the Corporation or any grant of options with respect to stock of the Corporation.

Section 12.  Corporation’s Right to Terminate Employment

                Nothing contained in this Agreement shall confer upon the Employee a right to continue in the employ of the Corporation or any of its Subsidiaries or interfere in any way with the right of the Corporation or any of its Subsidiaries to terminate the employment of the Employee at any time, whether with or without cause.

Section 13.  Not a Contract of Employment; No Acquired Rights

                Neither the Plan nor this Agreement shall be deemed to be a contract of employment between the Corporation or any of its Subsidiaries and the Employee.  The grant of the right to acquire shares of Common Stock under the Plan does not create any obligation on the part of the Corporation or the Employee’s employer to make additional grants in the future and shall not constitute an acquired labor right for purposes of any foreign law.  The Employee recognizes the absolute right of his or her employer and of the Corporation to amend or cancel the Plan at any time subject to the terms of the Plan without thereby incurring any liability to the Employee.

Section 14.  Effect on Compensation

                The grant of Restricted Stock under this Agreement shall not be deemed to be a part of the Employee’s salary or compensation for purposes of determining the Employee’s payments or benefits under any benefit plan, severance program or severance pay law of the Corporation, any Subsidiary or any country.  Neither the Plan nor the grant of Restricted Stock under this Agreement shall afford the Employee any additional right to severance payments or other termination awards or compensation under any foreign law as a result of the termination of the Employee’s employment for any reason whatsoever.

Section 15.  Tax-Related Items

Regardless of any action the Corporation or the Employee’s employer takes with respect to any or all income tax, payroll tax or other tax-related withholding (Tax-Related Items), the Employee acknowledges that the ultimate liability for all Tax-Related Items owed by the Employee is and remains the Employee’s responsibility and that the Corporation and/or the Employee’s employer (i) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the grant of Restricted Stock, including the grant and vesting of the Restricted Stock, the subsequent sale of shares of Common Stock issued following the end of the Period of Restriction and the receipt of any dividends or dividend equivalents; and (ii) do not commit to structure the terms of the grant or any aspect of the Restricted Stock to reduce or eliminate the Employee’s liability for Tax-Related Items.  If the Corporation determines that it and/or the Employee’s employer must withhold any Tax-Related Items as a result of the Employee’s participation in the Plan, the Employee agrees as a condition of the grant of the Restricted Stock to make arrangements satisfactory to the Corporation and/or the Employee’s employer to enable it to satisfy all withholding requirements, including, but not limited to, withholding any applicable Tax-Related Items from the pay-out of the Restricted Stock.  In addition, the Employee authorizes the Corporation and/or the Employee’s employer to fulfill its withholding obligations by all legal means, including, but not limited to: withholding Tax-Related Items from the Employee’s wages, salary or other cash compensation the Employee’s employer pays to the Employee; withholding Tax-Related Items from the cash proceeds, if any, received upon sale of any shares of Common Stock received following the end of the Period of Restriction in respect of the Restricted Stock, and at the time of payment, withholding shares of Common Stock sufficient to meet minimum withholding obligations for Tax-Related Items.  The Corporation may refuse to issue and deliver shares of Common Stock in payment of any earned Restricted Stock if the Employee fails to comply with any withholding obligation.

Section 16.  Foreign Indemnity

                The Employee agrees to indemnify the Corporation and each of its Subsidiaries for the Employee’s portion of any social insurance obligations or taxes arising under any foreign law with respect to the grant of Restricted Stock under this Agreement, the end of the Period of Restriction, or the sale or other disposition of the Restricted Stock.

Section 17.  Injunctive Relief

In addition to any other rights or remedies available to the Corporation as a result of the breach of the Employee’s obligations hereunder, the Corporation shall be entitled to enforcement of such obligations by an injunction or a decree of specific performance from a court with appropriate jurisdiction and, in the event that the Corporation is successful in any suit or proceeding brought or instituted by the Corporation to enforce any of the provisions of this Agreement or on account of any damages sustained by the Corporation by reason of the violation by the Employee of any of the terms and conditions of this Agreement to be performed by the Employee, the Employee agrees to pay to the Corporation all costs and expenses including attorneys’ fees reasonably incurred by the Corporation.

Section 18.  Interpretation

                The Employee agrees that all questions of interpretation and administration of this Agreement shall be determined by the Committee in its sole discretion and such determination shall be final, binding and conclusive upon him or her.  If the Committee is not acting, its functions may be performed by the Board of Directors of the Corporation, and each reference in this Agreement to the Committee shall, in that event, be deemed to refer to the Board of Directors.

Section 19.  Severability

If any provision of this Agreement shall be held illegal, invalid or unenforceable for any reason, such provision shall be fully severable, but shall not affect the remaining provisions of this Agreement, and this Agreement shall be construed and enforced as if the illegal, invalid, or unenforceable provision had never been included.

Section 20.  Notices

                Any notice that either party hereto may be required or permitted to give to the other shall be in writing and, except as otherwise required herein, may be delivered personally or by mail to the Corporation at 200 Riverfront Boulevard, Elmwood Park, New Jersey 07407, attention of the Secretary of the Corporation, or to the Employee at the address set forth below or at such other address as either party may designate by notice to the other.

Section 21.  Successors

                The provisions of this Agreement shall be binding upon and inure to the benefit of all successors of the Employee, including without limitation, his or her estate and the executors, administrators or trustees thereof, his or her heirs and legatees and any receiver, trustee in bankruptcy or representative of his or her creditors.

Section 22.  Applicable Law

                The Plan and this Agreement shall be construed, administered, regulated and governed in all respects under and by the laws of the United States to the extent applicable, and to the extent such laws are not applicable, by the laws of the State of Delaware.

                IN WITNESS WHEREOF, the parties have entered into this Restricted Stock Agreement as of the day and year first above written.

SEALED AIR CORPORATION

By
Chief Financial Officer

[Corporate Seal]

Attest:

Secretary

[L.S.]
Employee

Address of Employee:

Home Telephone No.